                           SOUTHWEST GAS CORPORATION




                          SUPPLEMENTAL RETIREMENT PLAN












                           Effective October 7, 1980

                             Amended March 1, 1986

                            Amended December 7, 1987

                 Amended and Restated Effective January 1, 1989

                            Amended January 1, 1990

                  Amended and Restated Effective March 5, 1991

                  Amended and Restated Effective March 2, 1993

                  Amended and Restated Effective May 10, 1994

                        SOUTHWEST GAS CORPORATION


                       SUPPLEMENTAL RETIREMENT PLAN




PURPOSE

The principal objective of this Supplemental Retirement Plan (Plan) is to ensure that a competitive level of retirement income is paid in order to attract, retain, and motivate officers of the Company. The Plan is designed to provide a benefit which, when added to an officer's other retirement income, will meet that objective. All elected officers of the Company are Participants in the Plan, subject to meeting the eligibility requirements for retirement under the Plan.

The Plan is also designed to eliminate reductions in benefits under the Basic Plan for those employees who have participated in the Company's Executive Deferral Plan and do not qualify for the full scope of benefits under the Plan.

The original Plan was effective on October 7, 1980, and as restated or amended, is effective with respect to each Participant starting on the effective date of election to officer status or selection for Executive Deferral Plan participation by the Board of Directors of Southwest Gas Corporation.

   I. DEFINITION AND CONSTRUCTION OF TERMS

      1.1 Definitions. For purposes of the Plan, the following words and phrases will have the meanings stated below unless a different meaning is clearly required by the context. In the event there is a conflict in the meaning of any defined terms used in this Plan because of the reference to the Basic Plan, the definition contained in the Basic Plan shall prevail.

            (1) "Affiliate" means any corporation, partnership, or other organization which, during any period of a Participant's employment, was at least 50 percent controlled by the Company or an affiliate of the Company.

            (2) "Average Earnings" means the 12-month average of the highest consecutive 36-months of Earnings with the Company.

            (3) "Basic Plan" means the defined benefit plans of Southwest Gas Corporation and/or PriMerit Bank.

            (4) "Basic Plan Benefits" means the amount of benefit payable from the Basic Plan to a Participant as if the form of a straight life annuity was selected by the Participant.

            (5) "Board of Directors" means the Board of Directors of Southwest Gas Corporation.

            (6) "Committee" means the Nominating and Compensation Committee of the Board of Directors, to which the Board of Directors has given the authority to administer this Plan.

            (7) "Company" means Southwest Gas Corporation and such of its Affiliates as the Board of Directors may select to become parties to the Plan.

            (8) "Continuous Service" means a Participant's Continuous Service with the Company, as defined in the Basic Plan.

            (9) "Earnings" means the yearly compensation paid to a Participant, including salary deferrals, but excluding bonuses, commissions, overtime, and nonmonetary awards for employment services to the Company.

            (10) "Eligible Spouse" means the surviving spouse of a
                 Participant as defined in the Basic Plan.

            (11) "Participant" means an officer, including  a Senior Officer, of the Company and any participant in the Company's Executive Deferral Plan.

            (12) "Plan" means the Company's Supplemental Retirement Plan.

            (13) "Retirement" means the termination of a Participant's employment with the Company under the provisions of Sections II and VI.

            (14) "Senior Officer" means an officer of the Company with the title "Senior Vice President" or above.

      1.2 Construction of Terms. The masculine gender appearing in the Plan will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary.


II.   ELIGIBILITY FOR PARTICIPATION AND BENEFITS

      2.1 An individual shall become a Participant in the Plan as of the effective date of his election by the Board of Directors as an officer of the Company or the effective date of his selection to participate in the Company's Executive Deferral Plan.

      2.2 A Participant with 20 or more years of Continuous Service with the Company is eligible to retire and receive benefits under the Plan after attaining age 55.

      2.3 A Senior Officer with 10 or more years of Continuous Service with the Company is eligible to retire and receive a benefit under this Plan after attaining age 65.

      2.4 A Participant who is vested under the Basic Plan, but who fails to satisfy the requirements of Sections 2.2 or 2.3 of this Section, is eligible to receive benefits only under the provisions of Section 3.3 of the Plan.

      2.5 Anything herein to the contrary notwithstanding, if a Participant who is receiving, or may be entitled to receive, a benefit hereunder engages in competition with the Company (without the Committee's prior authorization in writing), or is discharged for cause, or performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company, payments thereafter payable hereunder to such Participant or such Participant's Eligible Spouse will, at the Board of Directors' discretion, be forfeited and the Company will have no further obligation to such Participant or Eligible Spouse.


 III. AMOUNT AND FORM OF RETIREMENT BENEFIT

      3.1 The annual retirement benefit payable will be 50 percent (60 percent for Senior Officers) of the Participant's Average Earnings with the Company, less any Basic Plan Benefits payable under the Basic Plan.

      3.2 If a Participant qualifies for benefits under Section 2.2 of the Plan and retires before age 60, the benefits he receives under the provisions of Section 3.1 of this Section will be reduced in the same manner as the benefits under the Basic Plan are adjusted for early retirement.

      3.3 The annual retirement benefit payable to a Participant who only satisfies the provisions of Section 2.4 of the Plan will be the benefit payable under the Basic Plan as if Effective Earnings, as defined in the Basic Plan, includes compensation deferred under the Company's Executive Deferral Plan (but not any incentive or bonus award) and without regard to any statutory limitation on the compensation that can be considered under the Basic Plan, less any benefit payable under the Basic Plan.

      3.4 The benefits determined under this Plan will be payable in the form of a straight life annuity except as Section V otherwise provides.

  IV. PAYMENT OF RETIREMENT BENEFITS

      4.1   One-twelfth of the annual benefit determined in accordance with
            Section III will be payable beginning on the first day of the month following the date the Participant is eligible to retire and has retired. Benefits will continue to be paid on the first day of each succeeding month. The last benefit payment will be paid on the first day of the month in which the retired Participant dies unless otherwise provided in accordance with
            Section V of the Plan.


   V. DEATH BENEFITS PAYABLE

      5.1 If a Participant should die before retirement and after becoming eligible for retirement as provided for in Sections 2.2 and 2.3 of the Plan, the Eligible Spouse will receive a benefit equal to 50 percent of the amount of the Participant's benefit under the Plan, determined in accordance with Section III as if the Participant had retired and begun receiving a benefit in accordance with Section IV of the Plan on the first of the month before the date of his death.

      5.2   If a Participant should die after retirement benefits under
            Section 3.1 of the Plan have begun, the Participant's Eligible Spouse will receive a benefit equal to 50 percent of the benefit the Participant was receiving under the Plan.

      5.3 If a Participant should die before becoming eligible for retirement as provided for in Sections 2.2 and 2.3 of the Plan, any benefits available to the Eligible Spouse under the Basic Plan will be determined using Effective Earnings as defined in
            Section 3.3 of the Plan.

      5.4 If a disabled Participant should die while receiving benefits in accordance with Section VI of the Plan, such Participant's Eligible Spouse will receive a benefit equal to 50 percent of the benefit the Participant was receiving under the Plan.

      5.5 If an Eligible Spouse is under age 50 and is more than 5 years younger than the Participant, the Eligible Spouse's benefit described in this section, except as provided for in Section 5.3 of this Section, will be reduced by 2 percent for each year over 5 by which such Eligible Spouse is younger than the Participant.

      5.6 Eligible Spouse's benefits described herein will commence on the first day of the month following the Participant's death and continue on the first of each succeeding month, ending on the first day of the month in which the Eligible Spouse dies. No benefits under this Plan will be payable thereafter.

      5.7 If, on the date of his death, a Participant has no Eligible Spouse, no further benefits are payable under this Plan.


  VI. DISABILITY BENEFITS PAYABLE

      6.1 Notwithstanding the provisions of Sections 2.2 or 2.3 of the Plan, if the Committee determines that a Participant has become totally disabled before attaining age 65, the Participant shall be entitled to retire and receive a benefit under this Plan.

      6.2 The annual disability benefit will be 50 percent (60 percent for Senior Officers) of the Participant's Average Earnings with the Company, less any benefits payable under the Company's salary continuation and long-term disability plans, and any Basic Plan Benefits payable under the Basic Plan.

      6.3 Disability benefits will be payable on the same basis as retirement benefits under Section IV of the Plan. The last payment will occur on the first of the month during which the disabled Participant either recovers, as determined solely by the Committee, or dies.

      6.4 If a disabled Participant dies, a benefit will be paid to the Eligible Spouse as provided in Section 5.4 of the Plan.

      6.5 The Committee may require, no more frequently than once in any calendar year, that a disabled Participant submit medical evidence of disability satisfactory to the Committee. The Committee will have sole discretion to discontinue a disability benefit after considering such evidence or lack thereof.

      6.6 If a Participant is determined to no longer be disabled, the period of time he was disabled will be added to his Continuous Service with the Company for the purposes of determining further eligibility for benefits under the Plan.


 VII. RIGHTS IN THE EVENT OF TERMINATION, SUSPENSION OR AMENDMENT

      7.1 The Board of Directors may, at its sole discretion, terminate, suspend, or amend this Plan or by resolution reduce the eligibility requirements or increase the benefits for an individual Participant at any time or from time to time, in whole or in part. However, no termination, amendment or suspension of the Plan will affect or reduce the rights and benefits of the officers previously selected by the Board of Directors as Participants in the Plan, their Eligible Spouses' rights to receive death benefits in accordance with this Plan, or a retired Participant's right or the right of an Eligible Spouse to continue to receive a benefit in accordance with this Plan (as in effect on the date such Participant began to receive a benefit under this Plan).

VIII. DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

      8.1 The Committee shall administer the Plan and shall construe the Plan and determine all factual and nonfactual questions of interpretation or policy in a manner not inconsistent with this Plan. The Committee's construction or determination shall be final and binding on all parties. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan's language. The Committee shall have all powers necessary or appropriate to accomplish the Committee's duties under this Plan.

            The Committee's duties shall include duties allocated to it in the Plan and additional duties that include, but are not limited to, the following:

            (a) To determine all factual and nonfactual questions relating to the eligibility of Employees to participate in or remain a Participant hereunder, and whether an Employee, Eligible Spouse, or Participant is eligible for, and the amount of, Plan benefits;

            (b) To direct the Company with respect to the benefits to which any Participant shall be entitled hereunder;

            (c) To authorize the Company to administer all disbursements under the Plan;

            (d) To maintain all the necessary records for the administration of the Plan, except those maintained by the Company;

            (e) To interpret the provisions of the Plan and make such rules and regulations as the Committee deems necessary to administer the Plan;

            (f)  To establish and administer a claims procedure;

            (g) To advise, counsel and assist any Participant regarding any rights, benefits or elections available under the Plan; and

            (h) To furnish to each Participant, to each Eligible Spouse, such information, notices and reports as may be required by law.


  IX. BENEFIT CLAIMS PROCEDURE

      9.1 Any claim for benefits under the Plan shall be made in writing to the Committee. If such claim for benefits is wholly or partially denied, the Committee shall, within ninety (90) days after receipt of the claim, notify the Participant or Eligible Spouse of the denial of the claim. Such notice of denial (a) shall be in writing, (b) shall be written in a manner calculated to be understood by the Participant or Eligible Spouse, and (c) shall contain (1) the specific reason or reasons for denial of the claim, (2) a specific reference to the pertinent Plan provisions upon which the denial is based, (3) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and (4) an explanation of the claim review procedure. The ninety day period may, under special circumstances, be extended up to an additional ninety days upon written notice of such extension to the claimant which notice shall specify the extraordinary circumstances and the extended date of the decision. Notice of extension must be given prior to expiration of the initial ninety day period. If no notice of decision is given within the periods specified above, the claim shall, on the last day of the notice period, be deemed to have been denied and the Participant may file a request for review as provided in the next paragraph.

      9.2 Within sixty (60) days after the receipt of the decision denying a claim (or the occurrence of the date that a claim is deemed denied) by the Participant or Eligible Spouse the Participant or Eligible Spouse may file a written request with the Committee that it conduct a full and fair review of the denial of the claim for benefits. The claimant or his duly authorized representative may review pertinent documents and submit issues and comments in writing to the Committee in connection with the review.

      9.3 The Committee shall deliver to the Participant or Eligible Spouse a written decision on the review of the denial within sixty (60) days after the receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing, if necessary) which require an extension of time for processing, the aforesaid sixty (60) day period shall, upon written notice to the Participant or Eligible Spouse be extended an additional sixty (60) days. Such decision shall (a) be written in a manner calculated to be understood by the Participant or Eligible Spouse, (b) include the specific reason or reasons for the decision, and (c) contain a specific reference to the pertinent Plan provisions upon which the decision is based. If the decision on review is not delivered to the Participant or Eligible Spouse within the periods specified, the claim shall be considered denied on the last day of the review period.

      9.4 Upon a Participant or Eligible Spouse filing a claim the Committee shall notify the party filing of the claim and review procedure including the time periods involved.

   X. MISCELLANEOUS

      10.1 Nothing contained herein will confer on any Participant the right to be retained in the service of the Company, nor will it interfere with the Company's right to discharge or otherwise deal with the Company's right to discharge or otherwise deal with Participants without regard to the Plan's existence.

      10.2 This Plan is unfunded and the Company will make Plan benefit payments solely on a current disbursement basis.

      10.3 To the maximum extent permitted by law, no interest or benefit under this Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.

      10.4 Each Participant will receive a copy of this Plan and the Committee will make available for any Participant's inspection a copy of the rules and regulations the Committee uses in administering the Plan.

      10.5 This Plan is established under, and will be construed according to, the laws of the State of Nevada.


IN WITNESS WHEREOF, Southwest Gas Corporation has caused this Plan to be executed this 13th day of May, 1994.



                                   SOUTHWEST GAS CORPORATION


                                   By        /s/ Michael O. Maffie
                                        _________________________________


                                   Its  President/Chief Executive Officer
                                        _________________________________